TRITON INTERNATIONAL LIMITED REPORTS SECOND QUARTER 2017 RESULTS AND DECLARES $0.45 QUARTERLY DIVIDEND

Hamilton, Bermuda – August 8, 2017 – Triton International Limited (NYSE: TRTN) ("Triton") today reported results for the second quarter ended June 30, 2017. On July 12, 2016 Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL") completed their previously announced strategic combination and became wholly-owned subsidiaries of Triton. In this press release, Triton has presented its results based on U.S. GAAP as well as non-GAAP selected information for the three and six months ended June 30, 2017 and June 30, 2016 and for the three months ended March 31, 2017.

Second Quarter and Recent Highlights:

•	Triton reported Net income attributable to shareholders of $45.7 million and Income before income taxes of $59.5 million for the second quarter of 2017.

•	Triton reported Adjusted pre-tax income of $58.8 million in the second quarter of 2017.

•	Average utilization was 96.5% for the second quarter of 2017.

•	Triton announced a quarterly dividend of $0.45 per share payable on September 22, 2017 to shareholders of record as of September 1, 2017.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and six months ended June 30, 2017 and June 30, 2016 and for the three months ended March 31, 2017.
Financial information for periods prior to July 12, 2016 is for TCIL (the accounting acquirer in the strategic combination of TCIL and TAL) only.

	(in millions, except per share data)
	Three Months Ended,			Six Months Ended,
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Total leasing revenues	$281.9	$265.6	$158.3	$547.5	$321.4
Income before income taxes	$59.5	$43.4	$8.8	$102.9	$19.9
Net income attributable to shareholders	$45.7	$34.6	$6.2	$80.3	$14.9
Net income per share - Diluted	$0.62	$0.47	$0.15	$1.08	$0.37
Adjusted pre-tax income(1)	$58.8	$42.7	$15.2	$101.5	$32.9
Adjusted net income(1)	$47.0	$35.4	$14.5	$82.4	$31.5

(1) Adjusted pre-tax income and Adjusted net income are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's definition and calculation of Adjusted pre-tax income and Adjusted net income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance
“We are very pleased with Triton’s strong operating and financial performance in the second quarter of 2017,” commented Brian Sondey, Chairman and Chief Executive Officer of Triton. “We generated $58.8 million in Adjusted pre-tax income during the quarter, achieved improvements across all of our key operating metrics, and continued to take advantage of large and attractive investment opportunities that Triton is uniquely suited to pursue.”
“Market conditions remained strong in the second quarter and we continued to benefit from our industry-leading scale, cost structure, and operational capabilities. Our customers are indicating that global containerized trade growth has been stronger than expected this year, and industry forecasters have generally increased their growth projections for 2017 into the range of five percent. In addition, the inventory of new and used containers remains extremely tight, especially for dry containers. New dry container prices have been fairly stable since March in the range of $2,100 to $2,200 for a 20’ dry container, and market leasing rates for dry containers remain above our portfolio average rates. Used dry container sale prices continued to increase in the second quarter and are now above our accounting residual values.”
“Container pick-up volumes and new container lease transaction activity were near record levels in the second quarter, while container drop-off volumes were at very low levels. Our container utilization increased by 1.3% during the quarter to reach 97.1% as of June 30, 2017, and our utilization currently stands at 97.5%.
“These strong market conditions have also allowed us to further differentiate Triton from our peers. Many shipping lines and leasing companies have been constrained from purchasing large volumes of new containers due to lingering financial challenges, and we have leveraged Triton’s financial and operational strength to fill the resulting supply gap and provide critically needed container capacity for our customers. This has also allowed us to generate a large volume of new container investments with highly attractive expected returns. Since the merger on July 12, 2016, Triton has purchased over 1.1 million TEU of new and sale-leaseback containers. Our ability to quickly and aggressively invest to meet the industry’s container needs plainly demonstrates to customers that Triton is uniquely capable of managing their most critical container requirements.”
“Triton generated a $9.6 million gain on the sale of used containers in the second quarter. This gain was driven by significant increases in both disposal prices and volumes during the quarter.  In addition our sale results benefited from the recapture of prior period mark-downs made against our assets held for sale when container disposal prices were lower.  We expect that the benefits from recapturing prior period mark-downs will be lower in future periods.”

Outlook
Mr. Sondey concluded, “In general, we expect market conditions to remain favorable through at least the end of the year. We expect that the supply / demand balance for containers will remain tight, and that our key operating metrics will continue to improve. We also expect fleet growth and container on-hire activity to remain strong in the third quarter due to the large number of containers that have been ordered and committed to leases, but that have not yet been produced or are waiting for pick-up. As a result of these factors, we expect our Adjusted pre-tax income to increase from the second quarter of 2017 to the third quarter if market conditions remain strong.”

Dividend
Triton’s Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common shares, payable on September 22, 2017 to shareholders of record at the close of business on September 1, 2017.

Investors’ Webcast
Triton will hold a Webcast at 9 a.m. (New York time) on Wednesday, August 9, 2017 to discuss its second quarter results. To participate by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast or archive, please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call through Wednesday, September 20, 2017.

About Triton International Limited
Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers and chassis. With a container fleet of over five million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the combined equipment fleet utilization for TCIL and TAL as of and for the periods indicated:

	Quarter Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Average Utilization (a)	96.5%	95.3%	93.6%	92.4%	93.3%

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Ending Utilization (a)	97.1%	95.8%	94.8%	92.6%	93.7%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale. For the utilization calculation, units on lease to Hanjin were treated as off-lease effective August 1, 2016.

The following table summarizes the combined equipment fleet as of June 30, 2017, December 31, 2016, and June 30, 2016:

	Equipment Fleet in Units			Equipment Fleet in TEU
	June 30, 2017	December 31, 2016	June 30, 2016	June 30, 2017	December 31, 2016	June 30, 2016
Dry	2,903,880	2,747,497	2,586,100	4,721,780	4,443,935	4,154,335
Refrigerated	218,238	217,564	200,943	419,170	417,634	384,600
Special	81,884	84,077	86,100	143,954	147,217	150,603
Tank	11,956	11,961	11,715	11,956	11,961	11,715
Chassis	21,468	21,172	21,784	38,933	38,321	39,355
Equipment leasing fleet	3,237,426	3,082,271	2,906,642	5,335,793	5,059,068	4,740,608
Equipment trading fleet	14,991	15,927	18,344	23,580	26,276	30,402
Total	3,252,417	3,098,198	2,924,986	5,359,373	5,085,344	4,771,010

	Equipment in CEU
	June 30, 2017	December 31, 2016	June 30, 2016
Operating leases	6,384,590	6,126,320	5,848,136
Finance leases	354,727	368,468	235,806
Equipment trading fleet	62,969	72,646	84,832
Total	6,802,286	6,567,434	6,168,774

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: failure to realize the anticipated benefits of the combination of TCIL and TAL, including as a result of a delay or difficulty in integrating the businesses of TCIL and TAL; uncertainty as to the long-term value of Triton's common shares; the expected amount and timing of cost savings and operating synergies resulting from the transaction; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; their customers' decisions to buy rather than lease containers; their dependence on a limited number of customers for a substantial portion of their revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of their businesses; decreases in the demand for international trade; disruption to their operations resulting from the political and economic policies of foreign countries, particularly China; disruption to their operations from failures of or attacks on their information technology systems; their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption; their ability to obtain sufficient capital to support their growth; restrictions on their businesses imposed by the terms of their debt agreements; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K filed with the SEC, on March 17, 2017.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS:
Leasing equipment, net of accumulated depreciation of $1,994,936 and $1,787,505	$7,813,214	$7,370,519
Net investment in finance leases	325,125	346,810
Equipment held for sale	72,824	99,863
Revenue earning assets	8,211,163	7,817,192
Cash and cash equivalents	169,659	113,198
Restricted cash	112,118	50,294
Accounts receivable, net of allowances of $27,791 and $28,609	187,364	173,585
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $103,406 and $56,159	199,350	246,598
Insurance receivables	—	17,170
Other assets	51,038	53,126
Fair value of derivative instruments	6,604	5,743
Total assets	$9,173,961	$8,713,571
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$153,594	$83,567
Fair value of derivative instruments	9,625	9,404
Accounts payable and other accrued expenses	116,604	143,098
Net deferred income tax liability	325,836	317,316
Debt, net of unamortized deferred financing costs of $36,089 and $19,999	6,747,002	6,353,449
Total liabilities	7,352,661	6,906,834
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized 74,536,402 and 74,376,025 shares issued and outstanding, respectively	745	744
Undesignated shares $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	693,715	690,418
Accumulated earnings	965,057	945,313
Accumulated other comprehensive income	23,953	26,758
Total shareholders' equity	1,683,470	1,663,233
Non-controlling interests	137,830	143,504
Total equity	1,821,300	1,806,737
Total liabilities and shareholders' equity	$9,173,961	$8,713,571

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Leasing revenues:
Operating leases	$276,160	$156,367	$535,745	$317,362
Finance leases	5,779	1,966	11,796	3,996
Total leasing revenues	281,939	158,333	547,541	321,358

Equipment trading revenues	12,755	—	18,239	—
Equipment trading expenses	(11,427)	—	(16,519)	—
Trading margin	1,328	—	1,720	—

Net gain (loss) on sale of leasing equipment	9,639	(1,930)	14,800	(3,767)

Operating expenses:
Depreciation and amortization	124,091	81,132	241,971	160,276
Direct operating expenses	15,609	12,015	37,563	26,482
Administrative expenses	22,068	13,166	45,035	27,679
Transaction and other costsA	836	3,537	3,308	6,948
(Benefit) provision for doubtful accounts	(113)	(52)	461	(171)
Total operating expenses	162,491	109,798	328,338	221,214
Operating income	130,415	46,605	235,723	96,377
Other expenses:
Interest and debt expense	70,777	33,491	134,281	67,189
Realized loss on derivative instruments, net	283	749	882	1,403
Unrealized loss (gain) on derivative instruments, net	789	4,133	(709)	8,729
Write-off of deferred financing costs	43	141	43	141
Other (income), net	(974)	(756)	(1,716)	(989)
Total other expenses	70,918	37,758	132,781	76,473
Income before income taxes	59,497	8,847	102,942	19,904
Income tax expense	11,483	1,192	18,625	2,184
Net income	$48,014	$7,655	$84,317	$17,720
Less: income attributable to noncontrolling interest	2,343	1,481	4,035	2,804
Net income attributable to shareholders	$45,671	$6,174	$80,282	$14,916
Net income per common share—Basic	$0.62	$0.15	$1.09	$0.37
Net income per common share—Diluted	$0.62	$0.15	$1.08	$0.37
Cash dividends paid per common share	$0.45	$—	$0.90	$—
Weighted average number of common shares outstanding—Basic	73,763	40,362	73,752	40,361
Dilutive restricted shares	414	—	356	—
Weighted average number of common shares outstanding—Diluted	74,177	40,362	74,108	40,361

  (A) See definitions

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$84,317	$17,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241,971	160,276
Amortization of deferred financing costs and other debt related amortization	6,761	2,672
Amortization of lease premiums	46,532	—
Share compensation expense	3,298	2,288
Net (gain) loss on sale of leasing equipment	(14,800)	3,767
Unrealized (gain) loss on derivative instruments	(709)	8,729
Write-off of deferred financing costs	43	141
Deferred income taxes	17,106	449
Changes in operating assets and liabilities:
Accounts receivable	398	(2,010)
Accounts payable and other accrued expenses	(25,396)	(5,493)
Net equipment sold for resale activity	248	—
Other assets	(2,316)	746
Net cash provided by operating activities	357,453	189,285
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(665,473)	(64,098)
Proceeds from sale of equipment, net of selling costs	90,139	60,820
Cash collections on finance lease receivables, net of income earned	29,953	7,911
Other	55	(574)
Net cash (used in) provided by investing activities	(545,326)	4,059
Cash flows from financing activities:
Redemption of common shares	—	(376)
Debt issuance costs	(19,844)	(5,068)
Borrowings under debt facilities	1,582,882	44,700
Payments under debt facilities and capital lease obligations	(1,180,787)	(188,304)
(Increase) decrease in restricted cash	(61,824)	1,656
Dividends paid	(66,384)	—
Distributions to noncontrolling interest	(9,709)	(12,853)
Net cash provided by (used in) financing activities	244,334	(160,245)
Net increase in cash and cash equivalents	$56,461	$33,099
Cash and cash equivalents, beginning of period	113,198	56,689
Cash and cash equivalents, end of period	$169,659	$89,788
Supplemental non-cash investing activities:
Equipment purchases payable	$153,594	$1,232

A Transaction costs associated with the merger of TCIL and TAL and other costs for the three and six months ended June 30, 2017 and 2016 were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Employee compensation costs	$844	$1,910	$3,307	$4,256
Professional fees	—	769	—	1,203
Legal expenses	—	849	9	1,480
Other	(8)	9	(8)	9
Total	$836	$3,537	$3,308	$6,948
Employee compensation costs include costs to maintain and retain key employees, severance expenses, and certain stock compensation expenses, including retention and stock compensation expense pursuant to plans established as in 2011. Professional fees and legal expenses include costs paid for services directly related to the closing of the merger and include legal fees, accounting fees and transaction and advisory fees.

Non-GAAP Financial Measures

We use the terms "Adjusted pre-tax income" and "Adjusted net income" throughout this press release.

Adjusted pre-tax income and Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted pre-tax income is defined as Income before income taxes excluding the write-off of deferred financing costs, gains and losses on derivative instruments, transaction and other costs, and noncontrolling interest. Adjusted net income is defined as net income attributable to shareholders excluding the write-off of deferred financing costs net of tax, gains and losses on derivative instruments net of tax, transaction and other costs net of tax, and any foreign income and withholding tax adjustments.

Adjusted pre-tax income and Adjusted net income are not presentations made in accordance with U.S. GAAP. Adjusted pre-tax income and Adjusted net income should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted pre-tax income and Adjusted net income are useful to an investor in evaluating our operating performance because these measures:

•	are widely used by securities analysts and investors to measure a company’s operating performance;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of Net income before income taxes and Net income attributable to shareholders, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three and six months ended June 30, 2017 and June 30, 2016 and for the three months ended March 31, 2017.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (In Thousands)
	Three Months Ended,			Six Months Ended,
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Income before income taxes	$59,497	$43,445	$8,847	$102,942	$19,904
Add:
Write-off of deferred financing costs	43	—	141	43	141
Unrealized loss (gain) on derivative instruments, net	789	(1,498)	4,133	(709)	8,729
Transaction and other costs	836	2,472	3,537	3,308	6,948
Less:
Income attributable to noncontrolling interest	2,343	1,692	1,481	4,035	2,804
Adjusted pre-tax income	$58,822	$42,727	$15,177	$101,549	$32,918

	Three Months Ended,			Six Months Ended,
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income attributable to shareholders	$45,671	$34,611	$6,174	$80,282	$14,916
Add:
Write-off of deferred financing costs	35	—	137	35	137
Unrealized loss (gain) on derivative instruments, net	671	(1,252)	4,009	(581)	8,467
Transaction and other costs	643	2,066	3,431	2,709	6,740
Foreign income and withholding tax adjustment	—	—	753	—	1,213
Adjusted net income	$47,020	$35,425	$14,504	$82,445	$31,473